SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 31, 2003

America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 373-3100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Signatures
PRESS RELEASE DATED 31 MARCH 2003

Item 5. Other Events.

     America Service Group Inc. (the “Company”) is filing this Current Report on Form 8-K with the Securities and Exchange Commission to incorporate the press release dated March 31, 2003 which announced that the Company, based on new guidance from its independent accountants, Ernst & Young LLP, has revised its interpretation of the applicability of Financial Accounting Statements Board Statement of Financial Accounting Standards No. 144: Accounting for the Impairment or Disposal of Long-Lived Assets, as it relates to the expiration of the Company’s service contracts.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press Release dated March 31, 2003.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date:	March 31, 2003	By:	/s/ Michael Catalano Michael Catalano Chairman, President and Chief Executive Officer